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                                  EXHIBIT 23.1
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                         INDEPENDENT AUDITOR'S CONSENT


    We consent to the incorporation by reference in these Post-Effective Amendments No. 1 to Registration Statement Nos. 33-80578, 33-96588 and 333-06531 of Just For Feet, Inc. and subsidiaries on Form S-8 regarding the Just For Feet, Inc. Employee Incentive Stock Option Plan of our report dated April 23, 1999, appearing in the Annual Report on Form 10-K of Just For Feet, Inc. for the year ended January 30, 1999.


                                      /s/ Deloitte & Touche LLP


Birmingham, Alabama
April 27, 1999